Website Linking Agreement

     This Website Linking Agreement (this "Agreement") is effective as of September 30, 1999, between Providian Financial Corporation ("Providian"), a Delaware corporation and E-Loan, Inc., a Delaware corporation ("E-Loan").

1.  Background.

          (a) Providian markets, sells and provides to consumers credit card products and related products and services (e.g., those listed on Exhibit A) (collectively the "Business") on the Internet through a website at the Resource Locator (URL): http://www.aria.com (the "Providian Website").

     1.2 E-Loan markets, sells and provides consumer information concerning home mortgages, home equity loans and automobile financing and other lending products on the Internet at the URL: http://www.e-loan.com or http://www.eloan.com (the "E-Loan Website").

     1.3 E-Loan would also like to offer its customers the ability to obtain credit cards and related products and services from Providian pursuant to the terms of this Agreement and Providian would like to be referred customers from E-Loan pursuant to the terms of this Agreement.

2.   E-Loan Responsibilities.

     2.1 By September 30, 1999, E-Loan will have modified, and will thereafter continue to maintain, the home page of the E-Loan Website to promote the Business in a similar, and at least as prominent, manner as it promotes its current and future businesses (mortgages, home equity loans and automobile financings). All references on the E-Loan Website to products, services or websites relating to the Business will be subject to Providian's written approval and shall include hyperlinks to a new web page on the E-Loan Website that describes the Business (the "Originating Web Page"). The Originating Web Page, as well as all modifications thereto, will:

          (a) exclusively promote the products and services of the Business with the content provided by Providian;

          (b) be approved by Providian in writing prior to being accessible by Internet users; and

          (c) except for navigational hyperlinks to other web pages on the E-Loan Website, contain hyperlinks exclusively to web pages on the Providian Website enabling the customer to apply for any and all of the products and services offered at the Providian Web Site.

     2.2 Exclusivity. E-Loan will not operate, promote, assume a profits interest in, or assist any third party in any business competitive with the Business, including, but not limited to, (a) providing any hyperlinks from any portion of its Website to any website competitive with the Business or (b) giving any business competitive with the Business access to any E-Loan customer information (collectively, "Competitive Activity"). During the term of this Agreement, E-Loan will not publicly announce any agreement with any third party under which E-Loan would assist or be involved in any Competitive Activity.

     2.3 Performance Standards. E-Loan shall generate sufficient traffic to the Originating Web Page that at least (a) 2,500 Originating Web Page Booked Accounts (as defined in Section 3.1) shall be created in the calendar quarter ending December 31, 1999 and (b) 3,000 Originating Web Page Booked Accounts shall have been created in each of the first three calendar quarters of 2000.

     2.4 Brand Maintenance. E-Loan will:

          (a) continue to support the E-Loan brand and promote Internet users to visit the E-Loan Website at least at the same level it has been providing such support and promotion in the past six months;

          (b) not take any action that would likely divert customers for products and services of the Business away from the E-Loan Website, the Originating Web Page, or the Providian Website or decrease the number of people that apply for credit cards through the Providian Website;

          (c) generate a sufficient amount of traffic to the E-Loan Website that causes Internet users in aggregate each month to request, and E-Loan to respond to, at least 900,000 rate quotes for E-Loan products via the E-Loan Website (each completed request and response, a "Rate Quote"); and

          (d) deliver to Providian by the 15th of each month a statement of the number of Rate Quotes provided in the previous month and the geographic dispersion of such Internet users.

     2.5 Content Updates. E-Loan will incorporate Providian's requested changes of content to the E-Loan Website concerning Providian's products and services as promptly as commercially practicable, but in any event within ten days of such request, unless E-Loan reasonably objects to such content and notifies Providian in writing of the reason for such objection within ten days of Providian's submission of such requested changes.

3.   Providian Obligations.

     3.1 Originating Web Page Booked Accounts. Providian will track each customer that accesses the Providian Web Site directly from a hyperlink at the Originating Web Page and applies for a credit card on the Providian Web Site before leaving the Providian Website (an "Originating Web Page Customer").
Providian will thereafter send a credit card to each Originating Web Page Customer that has received underwriting approval. Upon the Original Web Page Customer's receipt and successful activation of the credit card, an "Originating Web Page Booked Account" shall have been created. Providian shall deliver E-Loan by the 15th of each month a statement of the numbers and geographic dispersion for the prior month of Originating Web Page Customers and Originating Web Page Booked Accounts.

     3.2 Customer Service. Providian will provide the Originating Web Page Customers with at least the same level of customer service it provides to its other customers and will use its best efforts to address any problems raised by Originating Web Page Customers in any customer surveys conducted. Providian will provide E-Loan with summaries of the results of any customer surveys it receives from Originating Web Page Booked Accounts.

     3.3 Sharing of Account Information. Providian will use its commercially reasonable efforts to the extent permitted by applicable law, to provide E-Loan electronically current Originating Web Page Booked Account balance and credit limit information for Originating Web Page Booked Account customers that electronically consent, via an opt-in mechanism on the Providian Website, to Providian providing such information to E-Loan (the "Shared Account Information"). The Shared Account Information may be used by E-Loan for the sole purpose of providing Originating Web Page Booked Account customers the ability to o9btain the current outstanding balance and credit limit on their credit card account via the E-Loan Website. E-Loan shall not use Shared Account Information for any other purpose and shall destroy all such information upon the termination of this Agreement.

     3.4 Product Availability. Providian will enable Originating Web Page Customers to apply for any and all credit card products being offered by Providian on the Providian Website.

     3.5 Co-Branded Website. As soon as commercially practicable, Providian will modify the Providian Website to enable Internet users visiting unsecure web pages of the Providian Website via a hyperlink from the Originating Web Page to
(a) view E-Loan's name and logo and (b) be able to hyperlink back to the E-Loan Website.

4.   Payments.

     4.1 Initial Payment. On the date of this Agreement, Providian shall pay E-Loan [*].

     4.2 Performance Payment. Providian shall pay E-Loan an additional [*] within 30 days following E-Loan's achievement of both:


          (a) 11,500 Originating Web Page Booked Accounts; and

          (b) an average of 900,000 Rate Quotes per month since October 1, 1999.

     4.3 Commission. Within thirty (30) days following the end of each calendar quarter, Providian shall pay E-Loan a commission based upon the number of Originating Web Page Booked Accounts created in a calendar quarter. For each calendar quarter in which:

          (a) less than 3,000 Originating Web Page Booked Accounts are created, Providian shall pay no commission to E-Loan;

          (b) 3,000 or more but less than 7,500 Originating Web Page Booked Accounts are created, Providian shall pay E-Loan an aggregate amount equal to the sum of [*] plus an additional [*] for each Originating Web Page Booked Account in excess of 3,000; or

          (c) 7,500 or more Originating Web Page Booked Accounts are created, Providian shall pay E-Loan an aggregate amount equal to [*] plus an additional [*] for each Originating Web Page Booked Account in excess of 7,500 Accounts generated.

     4.4 Payment of Commissions. Providian will pay any Commissions owed for a given calendar quarter within 30 days after the end of that calendar quarter.

5.   Intellectual Property.

     5.1 License. Each party (the "Granting Party") grants the other party (the "Receiving Party") a nonexclusive right to display the Granting Party's trademarks and copyrights on the Receiving Party's Website; provided that:

          (a) the Receiving Party will use the Granting Party's trademarks and copyrights in accordance with such guidelines as may be provided by the Granting Party from time to time;

          (b) the Granting Party may inspect the Receiving Party's use of the Granting Party's trademarks and copyrights and require the Receiving Party to modify such use to an acceptable form to the Granting Party or immediately remove the Granting Party's trademarks and copyrights at issue;

          (c) such licenses will not confer to the Receiving Party any right of ownership in, or to, the Granting Party's trademarks or copyrights ; and

          (d) the use by Receiving Party of the Granting Party's trademarks and copyrights will inure to the benefit of the Granting Party.

     5.2 Confidentiality. The parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the term of this Agreement and thereafter, each party shall use and disclose the other party's Confidential Information only in furtherance of the purposes of this Agreement and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party.

          (a) Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if compelled to do so under law, by government regulators, or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice to permit such other party a reasonable opportunity to object to the judicial or governmental requirement to disclosure.

          (b) As used in this Agreement, the term "Confidential Information" refers to: (i) the terms, conditions and existence of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices;
(iii) any and all information which is governed by any now-existing or future non-disclosure agreement between the parties; and (iv) any other information relating to either party which is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services, or future business plans. The parties may specifically designate certain information as being Confidential Information whether by marking the information "confidential" or otherwise, however, information not so marked and which falls within the scope of this Section shall be treated as Confidential Information.

          (c) However, the term "Confidential Information" specifically excludes
(i) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (ii) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources, and which was not acquired, directly or indirectly, from the other party; (iii) information that either party receives from any third party having a legal right to transmit such information, and not under any obligation to keep such information confidential; and (iv) information independently developed by either party's employees or agents provided that either party can show that such information was developed without reference to the Confidential Information received hereunder.

6. Term. The initial term shall expire on the first anniversary of the date of this Agreement; provided, however, the initial term will be automatically extended until the first to occur of: (a) December 31, 2000 or (b) the creation of at least 10,000 Originating Web Page Booked Accounts. The term will be automatically renewed for additional one-year periods unless either party sends the other party written notice of nonrenewal at least 45 days before the end of a term.

7. Termination. This Agreement may be terminated by the non-breaching party in the event of a breach of a material term of this Agreement if the non-breaching party delivers written notice to the breaching party of the breach ("Notice Of Breach") and the breaching party fails to cure the breach within 90 days thereafter.

8. Mutual Representations and Covenants.

     8.1 Conduct. Each party shall perform all of its duties hereunder in compliance of applicable laws and shall conduct its activities in a first class manner reflecting favorably on the other party.

     8.2 Intellectual Property. The content and materials on each party's website will not infringe upon or violate (a) any U.S. copyright, patent, trademark, trade secret or other proprietary right of a third party or (b) applicable law, regulation, or non-proprietary third-party right.

     8.3 Authority and Noncontravention. Each party represents and warrants that:

          (a) it possesses all necessary corporate authority and power to execute this Agreement;

          (b) this Agreement, when mutually executed by the parties, will be binding and enforceable against each party; and

          (c) entering into this Agreement will not contravene any other agreement or right of a third party.

     8.4 Active Websites. Each party shall use best efforts to keep its website operational 24 hours a day each day, except for limited downtime during non-peak usage periods for scheduled maintenance.

     8.5 Mutual Cooperation. The parties agree to cooperate in the enhancement of E-Loan's Website to promote the Business and maximize customer click-through rate from the E-Loan Website to the Providian Website and the percentage of those customers that apply for a credit card on the Providian Website.

     8.6 Public Announcements. The parties shall reach agreement with each other as to the content, form and timing of any public announcement concerning the execution of this Agreement, the transactions contemplated by this Agreement or any other matter concerning this Agreement or its operation before making any such public announcement; provided, however, that this Section shall not require either party to refrain from making any announcement or disclosure which in the opinion of its counsel is required by law or by any regulatory authority.

     8.7 Audit Rights. Providian shall have the right to demand an audit of the number of Rate Quotes and E-Loan shall have the right to demand an audit of the number of Originating Web Page Booked Accounts, both pursuant to the following procedures:

          (a) A party may demand an audit (the "Audit Requester") no more than two times during the term by delivering written notice of such demand to the party to be audited (the "Audited Party") specifying a "Big Four" public accounting firm that the Audit Requester has retained to conduct the audit (the "Auditor") and the specific monthly statements to be audited (the "Audited Statements"); provided, however, that the Auditor shall not be the accounting firm that audits the Audit Requester's financial statements;

          (b) Within 30 days after receiving the notice of audit demand, the Audited Party shall grant the Auditor access to those books and records reasonably necessary to conduct the relevant audit.

          (c) The Audited Party shall pay the fees and expenses of the Auditor if the Auditor determines that the Audited Statements were in error by more than 10% of the aggregate total amount stated on the Audited Statements.

9. Warranties and Limitation on Liability. Except for the representations, warranties, and convenants specifically made in this Agreement, neither party makes any warranties, express or implied, and specifically disclaims all other warranties including, but not limited to, any warranty of merchantability or fitness for a particular purpose. Neither party shall be liable to the other party for any special, consequential, incidental or indirect damages, however caused, arising out of this Agreement, whether or not advised of the possibility of such damages, and notwithstanding any failure of essential purpose of any limited remedy.


10.  Miscellaneous.

     10.1 Independent Contractors. The parties to this Agreement are independent contractors. Neither party is a partner, joint venturer, agent or representative of the other party. Neither party shall have the right, power or authority to bind the other party in any respect, it being intended that each party hereto shall remain an independent contractor responsible only for its own actions.

     10.2 No Authorization. Neither party will make any represent other party unless approved in writing by the other party.

     10.3 Notices. Any notice or written communication required or permitted to be delivered to either party shall be deemed to have delivered and given to a party if sent to the address of the party listed below:

          (a) on the delivery date, if delivered electronic mail, facsimile or delivered personally to the other party;

          (b) two business days after deposit with a commercial overnight carrier; or

          (c) Five days after the post mark date if sent by U. S. mail.

     If to Providian:  John Clark
                       Senior Vice President
                       Providian Financial Corporation
                       201 Mission Street
                       San Francisco, CA  94105
                       Facsimile:  415-278-6028
                       Email:  john_clark@providian.com
                               ------------------------

               With a copy to:

                       Paul A. Reiner
                       Paul, Hastings, Janofsky & Walker
                       345 California Street
                       San Francisco, CA 94104
                       Facsimile: 415-217-5333
                       Email: pareiner@phjw.com
                              -----------------

        If to E-Loan:  Doug Galen
                       E-Loan, Inc.
                       5875 Arnold Road
                       Dublin, CA  94568
                       Facsimile:  925-556-2914
                       Email: doug@e-loan.com
                              ---------------

                 With a copy to:

                        Issac Vaughn, Esq.
                        Wilson, Sonsini, et al.
                        650 Page Mill Road
                        Palo Alto, CA  94304
                        Facsimile: 650-493-6811
                        Email: ivaughn@wsgr.com
                              ----------------

     10.4 Arbitration. In the event of any dispute arising hereunder, the dispute will be submitted to arbitration before a single arbitrator, with specific experience in Internet and electronic communication matters, in accordance with the rules of the American Arbitration Association provided that:
(a) the arbitrator will be instructed and empowered to take whatever steps to expedite the arbitration as he or she deems reasonable; (b) each party will bear its own costs in connection with the arbitration; provided that the costs of the arbitrator will be borne by the party who the arbitrator determines not to have prevailed in the matter; (c) the arbitrator's judgment will be final, except that it may be challenged on the grounds of fraud or gross misconduct; and (d) the arbitration will be held in San Francisco, California. If within five business days after the initiation of the need for arbitration, the parties have not agreed upon an arbitrator, each party will submit to the other party the names of three arbitrators acceptable to it. Each party will choose one name from the other's list and the parties jointly and promptly will petition the presiding judge of the Superior Court of the City and County of San Francisco to select the arbitrator from the two names so chosen.

     10.5 Injunctive Relief. In the event of a violation or threatened violation of either party's rights provided for in this Agreement, the affected party shall have the right, in addition to such other remedies as may be available pursuant to law or this Agreement, to injunctive or declaratory relief enjoining such act or threatened act. Both parties acknowledge that legal remedies for such violation or threatened violation are inadequate.

     10.6 Assignment. Neither party may assign this Agreement without the written approval of the other party.

     10.7 Governing Law. The provisions and terms of this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any choice of law or conflict of law principles and as applicable to contracts to be entered into and performed entirely within the State of California.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 No Waiver. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

     10.10 Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements, written or oral, of the parties with respect to the transactions set forth herein.

     10.11 Amendments. This Agreement or any provision hereof may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     10.12 Severability. If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable as to any party or in any jurisdiction, then such unenforceable provision or provisions will be invalid, illegal or unenforceable without affecting or otherwise impairing the enforceability of the remaining provisions contained herein or such provision with respect to any other jurisdiction.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                       PROVIDIAN FINANCIAL CORPORATION


                                       By: /s/ John W. Clark
                                          ------------------------------
                                       Name: John W. Clark
                                       Title: Senior Vice President


                                       E-LOAN, INC.


                                       By: /s/ Doug Galen
                                          -------------------------------
                                       Name: Doug Glane
                                       Title: Vice President

                                    EXHIBIT A
                          List of Products and Services

1.       Unsecured Credit Cards
2.       Secured Credit Cards
3.       Partially Secured Credit Cards
4.       Unsecured consumer loans accessed by check
5. Credit Card Fee Based Products and Services - Secured and Partially Secured Business
         a.       Credit Protection - see below
         b.       BuySmart - see below
         c.       Destination Unlimited - see below
         d.       Health  Advantage  -  discount   prescriptions   and  eyewear,
                  discount medical and dental networks, mail order discounts on hearing aids, vitamins and exercise equipment, and $200 emergency line credit.
         e. Personal Registry - One call to cancel lost or stolen credit cards, reimbursements up to $50 per card for fraudulent
                  charges,   safeguards  all  personal   information   including
                  insurance policies and other important documents, up to $1000 emergency cash if stranded.
         f.       Right  At Home -  assists  cardholders  in  buying  a home and
                  securing  a  first  mortgage  loan,   cardholders  receive  an
                  in-depth guide to understanding the home buying process, discounts on home inspections, home cleaning, lawn care, pest control, a neighborhood search report, and access to a personal loan consultant.
         g. MyCreditProfile - provides cardholders with credit bureau reporting and monitoring.
         h. Insurance products, including auto, AD&D, rents, term life, hospital indemnity.
         i.       Bill payment service
         j.       Warranty products
         k.       Discounts for lifestyle type products:
                  -        Arts and crafts
                  -        Home/garden
                  -        Pet discounts
                  -        Dining/leisure
         l.       Concierge service on the internet
         m.       Prepaid calling card

6.       Credit Card Fee Based Products and Services - Unsecured Business

         a.       Credit Protection

         Payment deferral plan - suspends payments and stops fees and finance charges from accruing on base balance of an account at the time of the occurrence of an eligible event (loss of employment income, disability, hospitalization, family leave events, jury or military duty or loss of life...). During activation, eligible members may be able to access available credit up to $1,500. Product also provides a 3-bureau credit report to members (upon request) with semi-annual monitoring of the bureau. (This credit bureau report services does not require an activation event to occur.) In the case of the death of a member, a credit line and a card may be offered to the surviving spouse or domestic life partner of the deceased CP member.

         b.       PricePro/BuySmart

         Lowest price guarantee, discount merchandise catalog, savings rewards/discount coupons worth $ credits (with numerous merchants) extended warranty, coupons for movie tickets, videos, amusement parks, etc., purchase protection for theft and breakage for several months post-purchase.

         c.       Unlimited Warranty & Purchase Protection

         Purchase protection against theft, breakage, etc., will fix or replace most purchased items (non-perishables) up to a maximum dollar amount per customer per year, offers the extended warranty for the life of the member's enrollment in the product. May extend to other household members and their purchases. Lowest price guarantee.

         d.       Destination Unlimited

         Travel agency with a 5% rebate offered, additional lost luggage insurance, free towing (up to limit), emergency credit line, discounts on auto service centers and related merchandise, other travel related services, legal hot line.

         e.       Home Protection

         Home improvement discounts & consulting, discounts on home protection devices, coverage if member or any other persona legally responsbiel for the rent or mortgage of the home loses income due to layoff, strike or lockout. Provides up to $4,500 to pay rent/mortgage for up to 3 full months. (Up to $4,500 is payment - not a loan), also if legally responsible party becomes ill, hospitalized or disabled, HP can provide a low prime rate loan of up to $15,000 to pay rent/mortgage payments for an additional 9 months. Everyday - non-emergency benefits of discount shopping service - lowest price guarantee (allows toll-free home shopping), home repair network - where one toll free call gets you a pre-screened professional tradesperson in the area to come to the home and take care of any home-related problem or maintenance need (plumbing, appliances, housecleaning, pest control), discount legal services - up to 25% off network attorney's fees.

         f.       PaySmart

         Service whereby customers can make loans payment over the telephone.